EXHIBIT 99.1


                                  STATEMENT OF
                               CANNAPHARMARX, INC.
                                  GERRY CROCKER
                                   GARY COHEN
                                       AND
                                   GARY HERICK
                                      AS TO
                        THE JOINT FILING OF SCHEDULE 13D

We, the Undersigned, hereby consent to the joint filing with the Securities and Exchange Commission ("SEC") of the Schedule 13D, dated August 29, 2014, on our behalf by Gary Herick.




Date: August 29, 2014      CANNAPHARMARX, INC.:



                           By: /s/ Gary Herick
                           ---------------------------------------------------
                           Gary Herick, CFO and Director of CannaPharmaRX, Inc.


                           INDIVIDUALS:


                           /s/ Gerry Crocker
                           ----------------------------------------------------
                           Gerry Crocker, Individual


                           /s/ Gary Cohen
                           ----------------------------------------------------
                           Gary Cohen, Individual


                           /s/ Gary Herick
                           ----------------------------------------------------
                           Gary Herick, Individual